Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-242425) on Form F-3 of Gol Linhas Aéreas Inteligentes S.A of our report dated June 29, 2020, with respect to the consolidated financial statements of Gol Linhas Aéreas Inteligentes S.A.

/s/ KPMG Auditores Independentes Ltda

São Paulo, SP, Brazil
March 15, 2022